EXHIBIT 21




 SUBSIDIARIES OF THE SMITHFIELD COMPANIES, INC.


                                                             STATE OF
                   NAME                                      INCORPORATION

The Smithfield Ham and Products., Inc. . . . . . . . . . .  Virginia

Pruden Packing Co., Inc. . . . . . . . . . . . . . . . . .  Virginia

Williamsburg Foods, Inc.. . . . . . . . . . . . . . . . . . Virginia

The Peanut Shop, Inc. . . . . . . . . . . . . . . . . . . . Virginia

The E. M. Todd Company, Incorporated
(formally Louisiana General Store, Inc.). . . . . . . . . . Virginia